UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 17, 2021

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-56148	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Sam Schmutte, Esq.

Alerding Castor LLP

47 S. Pennsylvania St., Ste 700

Indianapolis, IN 46204

Phone: 317.829.1910

Fax: 317.423.2089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 305 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2021, TraQiQ, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the purchasers thereunder (the “Purchasers”) agreed to purchase at a discount for an aggregate subscription price of $1,200,000 an aggregate of $1,440,000 in principal amount of promissory notes (“Notes”) and Common Stock Purchase Warrants (“Warrants”) for a total of 993,103 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in three (3) tranches. Pursuant to the Purchase Agreement, (1) the first tranche of $600,000 in subscription amount of Notes (to purchase an aggregate of $720,000 in principal amount of Notes) and Warrants to purchase an aggregate of 496,552 shares of Common Stock was closed upon execution of the Purchase Agreement, (2) the second tranche of $400,000 in subscription amount of Notes (to purchase an aggregate of $480,000 in principal amount of Notes) and Warrants to purchase an aggregate of 331,034 shares of Common Stock will occur within three business days after the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) for the sale of Common Stock that will be listed on a national securities exchange, and (3) the third tranche of $200,000 in subscription amount of Notes (to purchase an aggregate of $240,000 in principal amount of Notes) and Warrants to purchase an aggregate of 165,517 shares of Common Stock will occur, at the option of the Purchasers, which the Purchasers may exercise in their sole discretion, three business days after the receipt by the Company and delivery to the Purchasers of the first comment letter of the Staff of the Securities and Exchange Commission (the “Commission”) relating to the Registration Statement or a letter from the Staff of the Commission to the effect that the Registration Statement will not be reviewed by the Staff of the Commission.

Pursuant to the Purchase Agreement, each Note will bear interest at the rate of 10% per annum and will be convertible at any time upon the option of the Purchaser into shares of Common Stock at a conversion price equal to $1.45 per share or, upon the occurrence and during the continuance of an Event of Default (as defined in the Note), if lower, at a conversion price equal to 90% of the average of the two lowest VWAPs (as defined in the Purchase Agreement) for the five consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date. The Company has the right to prepay all or any portion of the outstanding balance of the Notes at any time or from time to time without penalty or premium. The Company is required to prepay all or any portion of the outstanding balance of the Notes upon the occurrence of a Qualified Financing (as defined in the Note). If at any time while a Note is outstanding, the Company completes any single Future Transaction (as defined in the Note), the Purchaser may, in its sole discretion, elect to apply all, or any portion, of the then outstanding principal amount of the Notes and any accrued but unpaid interest, as purchase consideration for such Future Transaction.

Each Warrant permits the holder to purchase shares of Common Stock at a purchase price of $1.45 per share at any time from the date of issuance of the Warrant to September 17, 2026. The Warrant may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the resale of the shares of Common Stock underlying the Warrant is not then registered under the Securities Act of 1933, as amended (the “Securities Act”). The holder will not have the right to exercise the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its exercise, although the holder has the right to increase or decrease this limitation on 60 days’ notice to the Company. Under no circumstances, however, may the holder exercise the Warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its exercise.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions. The conversion price under the Notes and the exercise price of the Warrants is subject to adjustment upon the occurrence of various stock dividends, stock splits, subsequent equity sales, subsequent rights offerings, distributions or fundamental transactions, as described in the Notes and Warrants.

The obligations of the Company under the Notes are guaranteed by each of the Company’s subsidiaries and secured by liens on all of the assets of the Company and its subsidiaries.

On September 17, 2021, the Company issued to the Purchaser the first note under the Purchase Agreement, a 20% OID Senior Secured Promissory Note with a principal amount of $720,000 (the “First Note”) and a warrant (the “First Warrant”) to purchase up to 496,552 shares of Common Stock for proceeds of $600,000. The maturity date of the First Note is June 17, 2022.

In connection with the transactions under the Purchase Agreement, the Company entered into an amendment to its existing Engagement Letter with ThinkEquity, LLC (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 8% of the gross proceeds received by the Company from the Purchaser in each closing in this transaction and issue to the Placement Agent warrants to purchase Common Stock equal to 8% of the shares of Common Stock issued or underlying the Warrants issued under the Purchase Agreement. These warrants (the “Placement Agent Warrants”) are to have the same terms and conditions, including exercise price and registration rights, as the Warrants issued pursuant to the Purchase Agreement. On September 17, 2021, the Company issued to the Placement Agent a Placement Agent Warrant to purchase up to 39,724 shares of Common Stock with the same exercise price and other terms and conditions as the Warrants issued pursuant to the Purchase Agreement.

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The Purchase Agreement, the First Note, the First Warrant and the Placement Agent Warrant issued September 17, 2021 are attached to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the Purchase Agreement, the Notes, the Warrants and the Placement Agent Warrants contained herein are summaries and are qualified in their entirety by reference to the form of the Purchase Agreement, the Note, the Warrant and the Placement Agent Warrant.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 17, 2021, the Company issued to the Purchaser under the Purchase Agreement the First Note under the Purchase Agreement, a 20% OID Senior Secured Promissory Note with a principal amount of $720,000 and the First Warrant to purchase up to 496,552 shares of Common Stock for proceeds of $600,000. The maturity date of the First Note is June 17, 2022. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. Each Note, each Warrant, each Placement Agent Warrant and any shares of Common Stock issuable upon conversion of a Note or exercise of a Warrant or Placement Agent Warrant was or will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Purchaser and the Placement Agent have each represented that it is an “accredited investor,” as defined in Regulation D, and has acquired and will be acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Resale of the securities is restricted, and a legend appears on the Notes, the Warrants and the Placement Agent Warrants prohibiting sale or transfer without an effective registration statement or an applicable exemption from registration. Accordingly, sale of the Notes, the Warrants and the Placement Agent Warrants and the issuance of shares of Common Stock upon conversion of the Notes or exercise of the Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement.

10.2	20% OID Senior Secured Promissory Note due June 17, 2022.

10.3	Common Stock Purchase Warrant.

10.4	Security Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: September 20, 2021	/s/ Ajay Sikka
Ajay Sikka
Chief Executive Officer

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